Exhibit 10.4

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this “Agreement”) is entered into as of March 2, 2026 by and between Streeterville Capital, LLC, a Utah limited liability company (“Secured Party”), and Allarity Therapeutics, Inc., a Delaware corporation (“Pledgor”).

A. Effective as of the date hereof, Secured Party purchased from Pledgor that certain Secured Promissory Note B of even date herewith in the original principal amount of $10,000,000.00 (the “Note”). The Note was issued pursuant to a certain Notes Purchase Agreement of even date herewith between Secured Party and Pledgor (the “Purchase Agreement”). Any capitalized term referred to herein without definition shall have the meaning ascribed to such term in the Purchase Agreement.

B. Pledgor has agreed to pledge all of the membership interests it owns in ALLR Holdings, LLC, a Utah limited liability company and a subsidiary of Pledgor (“ALLR Holdings”), to secure performance of Pledgor’s obligations under the Note and related documents.

C. Secured Party purchased the Note in reliance on Pledgor’s agreement to provide this pledge of the ALLR Holdings membership interests as set forth in this Agreement.

NOW, THEREFORE, in consideration of $10.00, the premises, the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant of Security Interest. Pledgor hereby pledges to Secured Party as collateral and security for the Secured Obligations (as defined in Section 2) and grants Secured Party a first-position security interest in the membership interests of ALLR Holdings held by Pledgor (the “Pledged Equity”). Secured Party shall have the right to exercise the rights and remedies set forth herein and in the Transaction Documents if an Event of Default (as defined in the Note) has occurred. Such Pledged Equity, together with any additions, replacements, accessions or substitutes therefor or proceeds thereof, are hereinafter referred to collectively as the “Collateral.”

2. Secured Obligations. During the term hereof, the Collateral shall secure the performance by Pledgor of all of its obligations under the Note and the other Transaction Documents (the “Secured Obligations”).

3. Perfection of Security Interest.

(a) Pledgor will, at Pledgor’s own expense, cause to be searched the public records with respect to the Collateral and will execute, deliver, file and record (in such manner and form as Secured Party may require), or permit Secured Party to file and record, as Pledgor’s attorney-in-fact, any financing statements, any carbon, photographic or other reproduction of a financing statement or this Agreement (which shall be sufficient as a financing statement hereunder), and any specific assignments or other paper that may be reasonably necessary or reasonably requested to exercise, enforce, create, preserve, perfect or validate any security interest granted hereby. Pledgor hereby appoints Secured Party as Pledgor’s attorney-in-fact to execute in the name and on behalf of Pledgor such additional financing statements as Secured Party may request.

(b) Pledgor hereby authorizes Secured Party to file one or more UCC-1 financing statements or other appropriate documents with applicable governmental agencies to evidence, perfect, and/or protect Secured Party’s security interest in the Collateral.

4. Assignment. In connection with the transfer of the Note, Secured Party may assign or transfer the whole or any part of Secured Party’s security interest granted hereunder. Any such assignee or transferee of Secured Party shall be vested with all of the rights and powers of Secured Party hereunder with respect to the Collateral. Any assignee or transferee of Secured Party shall, as a condition to such assignment, expressly assume in writing all obligations of Secured Party under this Agreement, including all limitations on remedies and enforcement hereunder.

5. Representations, Warranties and Covenants of Pledgor.

(a) Title. Pledgor hereby represents and warrants to Secured Party as follows with respect to the Collateral:

(i)  The Pledged Equity has been duly authorized and validly issued by ALLR Holdings and is duly and validly owned by Pledgor;

(ii) The Pledged Equity represents 100% of the outstanding equity interests in ALLR Holdings;

(iii) The Pledged Equity is free from all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature or description, and will not subject Secured Party to personal liability by reason of being the holder thereof;

(iv) Pledgor has fully performed under all agreements between it and ALLR Holdings pursuant to which the Pledged Equity was issued and ALLR Holdings has no claims, defenses or rights of offset against Pledgor or the Pledged Equity pursuant to the terms of any such agreements;

(v) Pledgor is the sole owner of the Collateral;

(vi) Pledgor further agrees not to grant or create any security interest, claim, transfer restriction, lien, pledge or other encumbrance with respect to such Collateral or attempt to or actually sell, transfer or otherwise dispose of the Collateral, until the Secured Obligations have been paid and performed in full, except as expressly permitted under the Note or with the prior written consent of Secured Party; and

(vii) This Agreement constitutes a legal, valid and binding obligation of Pledgor enforceable in accordance with its terms (except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws now or hereafter in effect).

(b) Other.

(i)  Pledgor fully intends to fulfill and has the capability of fulfilling the Secured Obligations to be performed by Pledgor in accordance with the terms of the Note.

(ii) Pledgor is not acting, and has not agreed to act, in any plan to sell or dispose of any Pledged Equity in a manner intended to circumvent the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state law.

(iii) Pledgor has been advised by counsel of the elements of a bona-fide pledge for purposes of determining the holding period for restricted securities under Rule 144(d)(3)(iv) under the Securities Act, including the relevant U.S. Securities and Exchange Commission interpretations, and affirms that the pledge of the Pledged Equity by Pledgor pursuant to this Agreement will constitute a bona-fide pledge of such Pledged Equity for purposes of such Rule.

(iv) Pledgor will not consent to or otherwise approve of, or cause ALLR Holdings to consent to or otherwise approve of or take any action that amends or alters the rights of the Pledged Equity to the detriment of Secured Party without the written consent of Secured Party to such amendment. Pledgor further covenants and agrees not to take any action that would impair Secured Party’s rights hereunder or as a holder of the Pledged Equity without the written consent of Secured Party.

6. Collection of Dividends and Interest. After the occurrence of any Event of Default, Secured Party shall be authorized to collect as additional Collateral all dividends, distributions, interest payments, and other amounts that may be, or may become, due on any of the Collateral, to be held under the terms hereof in the same manner as the Collateral.

7. Voting Rights. During the term of this Agreement and until such time as this Agreement has terminated or Secured Party has exercised Secured Party’s rights under this Agreement to foreclose Secured Party’s interest in the Collateral, Pledgor shall have the right to exercise any voting rights evidenced by, or relating to, the Collateral, provided that such voting rights shall not be exercised in any manner that would materially impair the value of the Collateral in a manner inconsistent with this Agreement or the Note.

8. Warrants and Options. In the event that, during the term of this Agreement, subscription, spin-off, warrants, dividends, or any other rights or option shall be issued in connection with the Collateral, such warrants, dividends, rights and options shall immediately be deemed to have become part of the Collateral and, to the extent such items of Collateral are certificated, shall promptly be delivered to Secured Party to be held under the terms hereof in the same manner as the Collateral.

9. Preservation of the Value of the Collateral. Pledgor shall pay all taxes, charges, and assessments against the Collateral and do all acts necessary to preserve and maintain the value thereof.

10. Secured Party as Pledgor’s Attorney-in-Fact.

(a) Pledgor hereby irrevocably appoints Secured Party as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, only after the occurrence of an Event of Default, from time to time at Secured Party’s discretion, to take any action and to execute any instrument, that Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including: (i), to receive, endorse, and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof to the extent permitted hereunder and to give full discharge for the same and to execute and file governmental notifications and reporting forms; and (ii) to arrange for the transfer of the Collateral on the books of ALLR Holdings or any other person to the name of Secured Party or to the name of Secured Party’s nominee.

(b) In addition to the designation of Secured Party as Pledgor’s attorney-in-fact in subsection (a), Pledgor hereby irrevocably appoints Secured Party as Pledgor’s agent and attorney-in-fact, only after the occurrence of an Event of Default, to make, execute and deliver any and all documents and writings which may be necessary or appropriate for approval of, or be required by, any regulatory authority located in any city, county, state or country where Pledgor or ALLR Holdings engages in business, in order to transfer or to more effectively transfer any of the Pledged Equity or otherwise enforce Secured Party’s rights hereunder.

11. Remedies upon Default. After the occurrence of any Event of Default:

(a) Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to Secured Party, all the rights and remedies of a secured party on default under applicable law, including without limitation the Utah Uniform Commercial Code (irrespective of whether such applies to the affected items of Collateral), and Secured Party may also without notice (except as specified below) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral; provided that Secured Party shall give Pledgor at least ten (10) calendar days’ prior written notice of any such sale, which notice shall briefly describe the Event of Default and the proposed time and manner of sale, and during such notice period Pledgor may cure the Event of Default to prevent such sale. To the maximum extent permitted by applicable law, Secured Party may be the purchaser of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply all or any part of the Secured Obligations as a credit on account of the purchase price of any Collateral payable at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay, or appraisal that Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days’ notice to Pledgor of the time and place of any public sale or the time after which a private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by law, Pledgor hereby waives any claims against Secured Party arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree.

(b) Pledgor hereby agrees that any sale or other disposition of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, or other financial institutions in the city and state where Secured Party is located in disposing of property similar to the Collateral shall be deemed to be commercially reasonable.

(c) Pledgor hereby acknowledges that the sale by Secured Party of any Collateral pursuant to the terms hereof in compliance with the Securities Act, as well as applicable “Blue Sky” or other state securities laws, may require strict limitations as to the manner in which Secured Party, or any subsequent transferee of the Collateral, may dispose thereof. Pledgor acknowledges and agrees that in order to protect Secured Party’s interest it may be necessary to sell the Collateral at a price less than the maximum price attainable if a sale were delayed or were made in another manner, such as a public offering under the Securities Act. Pledgor has no objection to a sale in such a manner and agrees that Secured Party shall have no obligation to obtain the maximum possible price for the Collateral, provided that all dispositions shall be commercially reasonable under applicable law. Without limiting the generality of the foregoing, Pledgor agrees that, after the occurrence of an Event of Default, Secured Party may, subject to applicable law, from time to time attempt to sell all or any part of the Collateral by a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Secured Party may solicit offers to buy the Collateral or any part thereof for cash, from a limited number of investors reasonably believed by Secured Party to be institutional investors or other accredited investors who might be interested in purchasing the Collateral. If Secured Party shall solicit such offers, then the acceptance by Secured Party of one of the offers shall be deemed to be a commercially reasonable method of disposition of the Collateral.

(d) If Secured Party shall determine to exercise Secured Party’s right to sell all or any portion of the Collateral pursuant to this Section, then Pledgor agrees that, upon request of Secured Party, Pledgor, at Pledgor’s own expense, shall:

(i) execute and deliver, or cause the officers and directors of ALLR Holdings to execute and deliver, to any person, entity or governmental authority as Secured Party may choose, any and all documents and writings which, in Secured Party’s reasonable judgment, may be necessary or appropriate for approval, or be required by, any regulatory authority located in any city, county, state or country where Pledgor or ALLR Holdings engage in business, in order to transfer or to more effectively transfer the Collateral or otherwise enforce Secured Party’s rights hereunder; and

(ii) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

Pledgor acknowledges that there is no adequate remedy at law for failure by Pledgor to comply with the provisions of this Section 11 and that such failure would not be adequately compensable in damages and therefore agrees that Pledgor’s agreements contained in this Section 11 may be specifically enforced.

(e) PLEDGOR EXPRESSLY WAIVES TO THE MAXIMUM EXTENT PERMITTED BY LAW: (i) ANY CONSTITUTIONAL OR OTHER RIGHT TO A JUDICIAL HEARING PRIOR TO THE TIME SECURED PARTY DISPOSES OF ALL OR ANY PART OF THE COLLATERAL AS PROVIDED IN THIS SECTION; (ii) ALL RIGHTS OF REDEMPTION, STAY, OR APPRAISAL THAT PLEDGOR NOW HAS OR MAY AT ANY TIME IN THE FUTURE HAVE UNDER ANY RULE OF LAW OR STATUTE NOW EXISTING OR HEREAFTER ENACTED; AND (iii) EXCEPT AS SET FORTH IN SUBSECTION (a) OF THIS SECTION 11, ANY REQUIREMENT OF NOTICE, DEMAND, OR ADVERTISEMENT FOR SALE, TO THE EXTEND PERMITTED BY APPLICABLE LAW.

12. Application of Proceeds. After the occurrence of an Event of Default, any cash held by Secured Party as Collateral and all cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by Secured Party of Secured Party’s remedies as a secured creditor as provided in Section 11 shall be applied from time to time by Secured Party as follows:

(a)  First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees and brokerage commissions related to selling any Collateral, incurred or made hereunder by Secured Party;

(b) Second, to the payment to Secured Party of the amount then owing or unpaid on the Note (to be applied first to any charges, fees and other expenses incurred thereunder, then to accrued interest and finally to outstanding principal) and under any of the other Transaction Documents; and

(c)  Third, to the payment of the surplus, if any, to Pledgor, Pledgor’s assigns, or to whosoever may be lawfully entitled to receive the same, including the transfer to Pledgor of any remaining Collateral that has not been converted to cash proceeds. For the avoidance of doubt, any Pledged Equity that are not sold to satisfy Pledgor’s Secured Obligations shall be returned to Pledgor following the satisfaction of all of the Secured Obligations. Except as expressly provided in Section 12(c) above, Secured Party shall have no obligation to return any cash proceeds applied in accordance with this Section 12.

In the absence of final payment and satisfaction in full of all of the Secured Obligations, Pledgor shall remain liable for any deficiency.

13. Indemnity and Expenses. Pledgor agrees:

(a) To indemnify and hold harmless Secured Party and each of Secured Party’s agents and affiliates from and against any and all claims, damages, demands, losses, obligations, judgments and liabilities (including, without limitation, reasonable attorneys’ fees and expenses) in any way arising out of or in connection with this Agreement or the Secured Obligations, except to the extent the same shall arise as a result of the gross negligence or willful misconduct or breach of this Agreement or the Note of the party seeking to be indemnified; and

(b) To pay and reimburse Secured Party upon demand for all reasonable and documented costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that Secured Party may incur in connection with (i) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, including the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, (ii) the exercise or enforcement of any rights or remedies granted hereunder, under the Note or otherwise available to Secured Party (whether at law, in equity or otherwise), or (iii) the failure by Pledgor to perform or observe any of the provisions hereof. The provisions of this Section 13 shall survive the execution and delivery of this Agreement, the repayment of any of the Secured Obligations, the termination of the commitments of Secured Party under the Note and the termination of this Agreement.

14. Duties of Secured Party. The powers conferred upon Secured Party hereunder are solely to protect Secured Party’s interests in the Collateral and shall not impose on Secured Party any duty to exercise such powers. Except as provided in Section 9-207 of the Uniform Commercial Code of the State of Utah, Secured Party shall have no duty with respect to the Collateral or any responsibility for taking any necessary steps to preserve rights against any persons with respect to any Collateral.

15. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

16. Arbitration of Claims. Each party agrees to be bound by the Arbitration Provisions set forth as an exhibit to the Purchase Agreement. For clarity, such arbitration shall be conducted in Salt Lake City, Utah.

17. Amendments; etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Secured Party to exercise, and no delay in exercising any right under this Agreement, any other document or documents delivered in connection with the transactions contemplated by the Note, this Agreement or any other agreement entered into in conjunction herewith or therewith, or otherwise with respect to any of the Secured Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement, any other Transaction Document, or otherwise with respect to any of the Secured Obligations preclude any other or further exercise thereof or the exercise of any other right. The remedies provided for in this Agreement or otherwise with respect to any of the Secured Obligations are cumulative and not exclusive of any remedies provided by other agreement or applicable law.

18. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by e-mail to an executive officer, or by facsimile (with successful transmission confirmation), (b) the earlier of the date delivered or the third business day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (c) the earlier of the date delivered or the third business day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the addresses set forth in the Purchase Agreement in the “Notices” section (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto).

19. Continuing Security Interest; Term. This Agreement shall create a continuing security interest in the Collateral and shall: (a) remain in full force and effect until the indefeasible payment and performance in full of all the Secured Obligations; (b) be binding upon Pledgor and Pledgor’s successors and assigns; and (c) inure to the benefit of Secured Party and Secured Party’s successors, transferees, and assigns. Upon the indefeasible payment and performance in full of all of the Secured Obligations, the security interests granted herein shall automatically, and without further action of Pledgor or Secured Party required, terminate, all rights to the Collateral shall revert to Pledgor and the term of this Agreement shall end. Upon any such termination, Secured Party, at its own expense, shall promptly execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination. Such documents shall be prepared by Pledgor and shall be in form and substance reasonably satisfactory to Secured Party. Notwithstanding any other provision contained herein, all provisions of this Agreement that by their nature are intended to survive the termination of this Agreement shall so survive such termination.

20. Security Interest Absolute. To the maximum extent permitted by law, all rights of Secured Party, all security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of any of the Secured Obligations or any other agreement or instrument relating thereto, including any of the Transaction Documents;

(b) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Transaction Documents, or any other agreement or instrument relating thereto;

(c) any exchange, release, or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations; or

(d) any other circumstances that might otherwise constitute a defense available to, or a discharge of, Pledgor.

Notwithstanding the foregoing, nothing herein shall be deemed to waive any defense arising from the failure of Secured Party to apply or dispose of the Collateral in accordance with this Agreement or applicable law.

21. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

22. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted by law and the balance of this Agreement shall remain in full force and effect.

23. Counterparts; Electronic Execution. This Agreement may be executed electronically in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or email shall be equally as effective as delivery of an original executed counterpart of this Agreement.

24. Waiver of Marshaling. Each of Pledgor and Secured Party acknowledges and agrees that in exercising any rights under or with respect to the Collateral Secured Party: (a) is under no obligation to marshal any Collateral; (b) may, in Secured Party’s absolute discretion, realize upon the Collateral in any order and in any manner Secured Party so elects; and (c) may, in Secured Party’s sole and absolute discretion, apply the proceeds of any or all of the Collateral to the Secured Obligations in any order and in any manner Secured Party so elects, without any duty to maximize recovery or minimize losses. Pledgor and Secured Party waive any right to require the marshaling of any of the Collateral.

25. Waiver of Jury Trial. PLEDGOR AND SECURED PARTY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. PLEDGOR AND SECURED PARTY REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

26. Attorneys’ Fees. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the reasonable attorneys’ fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading.

27. Recitals. The recitals of this Agreement are contractual in nature and are hereby agreed to and incorporated into this Agreement.

28. Further Assurances. At any time and from time to time, upon the written request of Secured Party, Pledgor will promptly (and in any event within 5 business days) execute and deliver any and all such further instruments and documents as Secured Party may reasonably deem necessary to obtain the full benefits and security of this Agreement, including, without limitation, executing and filing such financing or continuation statements, securities account control agreements or amendments thereto, as may be necessary or desirable or that Secured Party may reasonably request in order to perfect, preserve and enforce the security interest created hereby.

THE PROXIES AND POWERS GRANTED BY PLEDGOR PURSUANT TO THIS AGREEMENT ARE COUPLED WITH AN INTEREST AND ARE GIVEN TO SECURE THE PERFORMANCE OF PLEDGOR’S OBLIGATIONS UNDER THIS AGREEMENT.

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IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered (by their duly authorized officers, as applicable), as of the date first written above.

PLEDGOR:

ALLARITY THERAPEUTICS, INC.

By:	/s/ Thomas H. Jensen
Thomas H. Jensen, Chief Executive Officer

SECURED PARTY:

STREETERVLLE CAPITAL, LLC

By:	/s/ John M. Fife
John M. Fife, President

[Signature Page to Pledge Agreement]